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                                 PROMISSORY NOTE


$ 2,300,000                                                    November 26, 2003



WHEREAS Armor Holdings Limited, a United Kingdom Corporation (the "Maker"), executed two promissory notes in the principal amounts of (pound)4,635,000 (the "First Note") and (pound)3,143,000 (the "Second Note"), respectively, in favour of Armor Holdings Inc., a Delaware corporation (the "Payee") dated 17 April 1997.

WHEREAS by a deed dated November 6, 2003, Armor Holdings Inc. waived all its rights to receive interest under the First Note and further on November 7, 2003 set-off an amount equal to (pound)3,031,023 against its outstanding principal amount as payment for an inter-company transfer of shares thereby reducing the principal amount outstanding under the First Note to (pound)1,603,977.

WHEREAS following certain repayments and waivers the Payee and the Maker wish to issue a promissory note in substitution for the First Note and the Second Note (together referred to as the "Notes") denominated in U.S. dollars.

WHEREAS this note is made pursuant to a sale and purchase agreement (the "Agreement") dated November 26 2003 between, inter alia, the Payee and ArmorGroup International Limited (the "Buyer").


FOR THE VALUE RECEIVED, following certain repayments and waiver of principal under the First Note and the Second Note and the waiver by the Payee of all interest accrued and accruing under the Second Note (as such repayments and waiver are acknowledged and accepted by the Payee by its countersignature of this note) the Maker and Payee agree that the principal amounts under the First Note and Second Note be (i) converted from pounds sterling into U.S. dollars at an exchange rate of (pound)1 : $1.5104 (being the exchange rate prevailing at the time of issue of the Notes); and (ii) reconstituted subject to the terms set out herein.

1. The Maker promises to pay to the order of the Payee or its successors by operation of law, to the Armor Holdings Inc. Master Account at Bank of America, 9000 South Side Boulevarde, Jacksonville, Florida 32256, ABA# 063100277, Account No. 002101236613 (or as the holder of this note may designate from time to time in writing, subject to the Payee having first confirmed the same to the Buyer in writing) the amount of two million three hundred thousand U.S. dollars ($2,300,000) (the "Principal Amount") in immediately available funds. The Principal Amount shall be repayable as follows:-

         ------------------------------------------------------------
         REPAYMENT DATE                        AMOUNT / $
         ------------------------------------------------------------
         31 December 2003                      125,000
         ------------------------------------------------------------
         31 January 2004                       125,000
         ------------------------------------------------------------
         29 February 2004                      125,000
         ------------------------------------------------------------
         31 March 2004                         125,000
         ------------------------------------------------------------
         31 July 2004                          300,000
         ------------------------------------------------------------
         31 August 2004                        300,000
         ------------------------------------------------------------
         30 September 2004                     300,000
         ------------------------------------------------------------

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         ------------------------------------------------------------
         31 October 2004                       300,000
         ------------------------------------------------------------
         25 November 2004                      600,000
         ------------------------------------------------------------

         If any Repayment Date does not fall on a business day (in New York), the relevant payment shall be made on the following business day. This note shall not bear interest.

2. All amounts due hereunder are payable in funds which shall be available no later than 3 p.m. (New York time) on the respective due dates.

3. The Maker agrees that, for so long as any unpaid Principal Amount shall remain outstanding hereunder, it will:

         (i) do or cause to be done all things necessary to preserve and keep in full force its corporate existence;

         (ii) not declare, pay or set aside for payment any dividend on any of the Maker's capital stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or other property;

         (iii) give the Payee notice, within five days after it becomes known to the Maker, of (a) any material casualty to any property, or any other force majeure event, the result of any of which might have a material adverse effect upon the financial condition or results of operations or business of the Maker, and (b) all litigation, proceedings, investigations or disputes affecting the Maker from which an adverse determination to the Maker would have a material adverse effect upon the financial condition or results of operations or business of the Maker or its ability to perform its obligations hereunder provided that in each case the matter concerned is Material. For these purposes, a matter will be "Material" if it would give rise to an economic loss of more than $250,000; and

         (iv) notify the Payee of any event which constitutes an event of default under the Maker's senior debt facilities with Barclays Bank Plc.

4. The entire outstanding Principal Amount shall, at the option of the Payee, be accelerated and become immediately due and payable upon the occurrence of any of the following events (each, an "Event of Default"):

         (i) if the Maker should fail to procure any one of the payments due in the accordance with paragraph (1) above, for value on the due date specified and the same shall remain unpaid for more than five business days (in New York) from the due date;

         (ii) if an administrator or administrative receiver or other receiver or liquidator (or similar officer) should be appointed over the Buyer, ArmorGroup International Inc, ArmorGroup (UK) Limited, the Maker or any Material Subsidiary (each a "RELEVANT COMPANY") or their respective assets or any Relevant Company should make or enter into an arrangement or composition with its creditors generally or make an application to a court of competent jurisdiction (or filing at any such court) for protection from its creditors generally (including, without limitation, proceedings under the Insolvency Act 1986) (and for the purposes of this paragraph
                  (ii), "MATERIAL SUBSIDIARY" means a subsidiary of the Buyer incorporated in England and Wales (a) whose gross assets represent 5 per cent or more of the consolidated gross assets of the Buyer and its subsidiaries as a whole and (b) whose EBITDA represent


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                  5 per cent or more of the EBITDA of the Buyer and its
                  subsidiaries as a whole, in each case ; or in each case, based on the most recent financial statement of the Buyer and its subsidiaries readily available);

         (iii) if the Buyer should fail to procure any of the payments mentioned in clause 3.5(B) of the Agreement for value on the Payment Date specified herein, and the same should remain unpaid for more than five business days (in New York).

5. The Maker shall have the right to prepay this note, in whole at any time or in part, from time to time, without premium or penalty.

6. The Maker hereby waives presentment for payment, notice of dishonour, protest and notice of protest and other notices of every kind, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as defense to any action hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

7. The Maker agrees to pay all reasonable out-of-pocket expenses of the holders hereof (including filing fees, title insurance fees and related expenses and fees and expenses of its counsel) in connection with the enforcement of this note.

8. No modification, amendment or waiver of any provision of this note, nor consent to any departure by the Makers therefrom shall in any event be effective unless the same shall be in writing and signed by the holder hereof and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Maker in any case shall entitle the Maker to any other or further notice or demand in the same, similar or other circumstances.

9. In case any one or more provisions contained in this note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10. This note shall not be transferable to any person and shall be payable only to Armor Holdings, Inc and its successors in law.

11. This note shall be interpreted, governed by, and construed in accordance with, the laws of England and Wales, without giving effect to its principles of conflict of laws.

ARMOR HOLDINGS LIMITED

By:   /s/ David Seaton
      ----------------------------------------
          Name:  David Seaton
          Title: Director

In acknowledgement and agreement:-

ARMOR HOLDINGS INC.

By:  /s/ Robert Schiller
     -----------------------------------------
         Name:  Robert Schiller
         Title: Chief Operating Officer and
                Chief Financial Officer